SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) April 4, 2007
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD
SIGNATURE

Item 7.01 Regulation FD
Note: All dollar amounts are in millions.
Effective January 1, 2007, the company changed the alignment of certain businesses within its Agriculture & Nutrition and Performance Materials segments, and Bio-Based Materials, which is included within Other. These changes were made to better align the businesses with the growth platform that management believes will provide more opportunity for synergy and technology development in future periods. In addition, Segment sales reported by the company will no longer include a pro rata share of equity affiliates’ sales. Although the company's total Pretax operating income (PTOI) in 2006 was not affected by these changes, the following segments’ PTOI in 2006 were affected: Agriculture & Nutrition — increased $97; Coatings & Color Technologies — increased $22; Electronic & Communication Technologies — decreased $12; and Performance Materials — decreased $68. PTOI in 2006 for the Pharmaceuticals and Safety & Protection segments were not affected and the Pretax operating loss in 2006 for Other increased $39. These changes in management’s views of segment reporting will be reflected in the company’s SEC reports beginning with the first quarter 2007. The company is furnishing this report on Form 8-K to show historically reported segment information for 2006, 2005 and 2004 on a consistent basis with the presentation of segment data that will be followed beginning with the first quarter 2007. Additionally, the company’s website will be updated to show historical quarterly reported segment information on a basis consistent with the 2007 presentation of segment data. The information provided in this report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended, or in any filing under the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.
The company has six reportable segments. Five of the segments constitute the company’s growth platforms: Agriculture & Nutrition, Coatings & Color Technologies, Electronic & Communication Technologies, Performance Materials and Safety & Protection. The sixth segment, Pharmaceuticals, is limited to income from the company’s interest in two drugs, Cozaar® and Hyzaar®. Beginning in 2005, financial transactions related to the remaining assets of Textiles & Interiors are included in Other.
Major products by segment include: Agriculture & Nutrition (hybrid seed corn and soybean seed, herbicides, fungicides, insecticides, value enhanced grains and soy protein); Coatings & Color Technologies (automotive finishes, industrial coatings and white pigments); Electronic & Communication Technologies (fluorochemicals, fluoropolymers, photopolymers and electronic materials); Performance Materials (engineering polymers, packaging and industrial polymers, films and elastomers); Pharmaceuticals (representing the company’s interest in the collaboration relating to Cozaar®/Hyzaar® antihypertensive drugs, which is reported as Other income); and Safety & Protection (specialty and industrial chemicals, nonwovens, aramids and solid surfaces). The company operates globally in substantially all of its product lines.
In general, the accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies included in the Company’s 2006 Annual Report on Form 10-K. Exceptions are noted as follows and are shown in the reconciliations below. Segment Pretax operating income and Segment net assets for 2005 and 2006 include the company’s retrospective adoption of FSP AUG AIR-1, relating to planned major maintenance activities, effective January 1, 2005. Additional details regarding this change can be found in Note 1 in the Company’s 2006 Annual Report on Form 10-K. Segment sales include transfers. Products are transferred between segments on a basis intended to reflect, as nearly as practicable, the market value of the products. Segment Pretax operating income is defined as operating income before income taxes, minority interests, exchange gains (losses), corporate expenses, interest and the cumulative effect of changes in accounting principles. Segment net assets includes net working capital, net permanent investment and other noncurrent operating assets and liabilities of the segment. Affiliate net assets (pro rata share) excludes borrowing and other long-term liabilities. Depreciation and amortization includes depreciation on research and development facilities and amortization of other intangible assets, excluding write-down of assets which is discussed in Note 5 in the Company’s 2006 Annual Report on Form 10-K. Expenditures for long-lived assets exclude Investments in affiliates and include payments for Property, plant and equipment as part of business acquisitions (see Note 24 in the Company’s 2006 Annual Report on Form 10-K).

	Agriculture	Coatings &	Electronic &			Safety	Textiles
	&	Color	Communication	Performance	Pharma-	&	&
	Nutrition	Technologies	Technologies	Materials	ceuticals	Protection	Interiors	Other	Total

2006
Segment sales	$6,008	$6,290	$3,573	$6,179	$—	$5,496	N/A	$180	$27,726
Less transfers	—	(49)	(109)	(46)	—	(82)	N/A	(19)	(305)

Net sales	6,008	6,241	3,464	6,133	—	5,414	N/A	161	27,421
Pretax operating income (loss)	604	817	577	559	819	1,080	N/A	(173)	4,283
Depreciation and amortization	428	220	159	210	—	187	N/A	5	1,209
Equity in earnings of affiliates	(3)	0	44	9	—	20	N/A	(5)	65
Segment net assets	5,811	3,959	2,476	4,111	200	3,032	N/A	133	19,722
Affiliate net assets	51	10	301	715	40	91	N/A	41	1,249
Expenditures for long-lived assets	214	370	212	254	—	320	N/A	8	1,378

2005
Segment sales	$6,090	$6,055	$3,408	$6,062	$—	$5,144	N/A	$174	$26,933
Less transfers	—	(48)	(99)	(55)	—	(73)	N/A	(19)	(294)

Net sales	6,090	6,007	3,309	6,007	—	5,071	N/A	155	26,639
Pretax operating income (loss)	875	536	558	515	751	994	N/A	(90)	4,139
Depreciation and amortization	421	207	156	219	—	181	N/A	3	1,187
Equity in earnings of affiliates	(3)	1	36	21	—	18	N/A	10	83
Segment net assets	5,691	3,567	2,296	3,940	169	2,689	N/A	204	18,556
Affiliate net assets	41	5	283	756	43	84	N/A	58	1,270
Expenditures for long-lived assets	266	287	185	200	—	266	N/A	4	1,208

2004
Segment sales	$5,939	$5,839	$3,138	$5,863	$—	$4,632	$2,319	$163	$27,893
Less transfers	—	(50)	(88)	(83)	—	(90)	(211)	(31)	(553)

Net sales	5,939	5,789	3,050	5,780	—	4,542	2,108	132	27,340
Pretax operating income (loss)	790	718	202	282	681	844	(533)	(249)	2,735
Depreciation and amortization	412	204	154	253	—	179	—	2	1,204
Equity in earnings of affiliates	(5)	3	27	(100)	—	13	71	(2)	7
Segment net assets	5,925	3,687	2,304	4,066	159	2,645	403	266	19,455
Affiliate net assets	38	17	383	773	36	74	355	10	1,686
Expenditures for long-lived assets	219	213	139	220	—	215	63	14	1,083

Reconciliation to Consolidated Financial Statements

Pretax operating income to income before income taxes and minority interests	2006	2005	2004

Total segment PTOI	$4,283	$4,139	$2,735
Net exchange (losses) / gains (includes affiliates)	(4)	445	(411)
Corporate expenses and interest	(950)	(1,021)	(882)

Income before income taxes and minority interests	$3,329	$3,563	$1,442

Segment net assets to total assets	2006	2005	2004

Total segment net assets	$19,722	$18,556	$19,455
Corporate assets [1]	5,876	8,144	9,704
Liabilities included in net assets	6,179	6,591	6,473

Total assets	$31,777	$33,291	$35,632

[1]	Pension assets are included in corporate assets. The balance at December 31, 2006 reflects the adoption of SFAS 158.

	Segment		Consolidated
Other items	Totals	Adjustments	Totals

2006
Depreciation and amortization	$1,209	$175	$1,384
Equity in earnings of affiliates	65	(15)	50
Affiliate net assets	1,249	(446)	803
Expenditures for long-lived assets	1,378	154	1,532

2005
Depreciation and amortization	$1,187	$171	$1,358
Equity in earnings of affiliates	83	25	108
Affiliate net assets	1,270	(426)	844
Expenditures for long-lived assets	1,208	132	1,340

2004
Depreciation and amortization	$1,204	$143	$1,347
Equity in earnings of affiliates	7	(46)	(39)
Affiliate net assets	1,686	(652)	1,034
Expenditures for long-lived assets	1,083	149	1,232

Additional Segment Details
2006 includes the following pretax benefits (charges):

Agriculture & Nutrition [a,c,d,g]	$(48)
Coatings & Color Technologies [a,b,c,f]	(7)
Electronic & Communication Technologies [a,c]	5
Performance Materials [a,c,d]	(77)
Safety & Protection [a,b,c,e]	(27)
Other [h]	(27)

$(181)

[a]	In the fourth quarter 2006, the company changed its practice relating to cutoff for certain transactions. The impact of these changes in the fourth quarter and full year 2006 is a reduction to net sales of $107 and a net pretax charge of $58. The pretax charge amount by segment was: Agriculture & Nutrition — $6; Coatings & Color Technologies — $17; Electronic & Communication Technologies — $5; Performance Materials — $17; and Safety & Protection — $13, respectively.

[b]	Includes insurance recoveries relating to the damage suffered from hurricane Katrina in 2005. Pretax amounts by segment were: Coatings & Color Technologies — $123 and Safety & Protection - $20.

[c]	Includes a benefit of $61 of insurance recoveries, net of fees, which relate to asbestos litigation expenses incurred by the company in prior periods. Pretax amounts by segment for the insurance recoveries were: Agriculture & Nutrition — $7; Coatings & Color Technologies — $19; Electronic & Communication Technologies — $10; Performance Materials — $12; and Safety & Protection -$13.

[d]	Includes a restructuring charge of $194 in the following segments: Agriculture & Nutrition - $122 and Performance Materials — $72.

[e]	Includes an asset impairment charge of $47 associated with an underperforming industrial chemicals asset held for sale within the Safety & Protection segment.

[f]	Includes a net restructuring charge of $132 in the Coatings & Color Technologies segment.

[g]	Includes income of $73 in the Agriculture & Nutrition segment related to technology transfers, licensing agreements and asset sales.

[h]	Includes a charge of $27 in Other to writedown certain manufacturing assets to estimated fair value.
2005 includes the following pretax benefits (charges):

Coatings & Color Technologies [a]	$(116)
Electronic & Communication Technologies [b]	48
Performance Materials [a,c]	21
Safety & Protection [a]	(27)
Other [d]	62

$(12)

[a]	Includes charges of $160 for damaged facilities, inventory write-offs, clean-up costs and other costs related to the Hurricanes, in the following segments: Coatings & Color Technologies — $116; Performance Materials — $17; and Safety & Protection — $27.

[b]	Reflects a gain from the sale of the company’s equity interest in DuPont Photomasks, Inc.

[c]	Includes a gain of $25 resulting from the disposition of certain assets of DuPont Dow Elastomers LLC (DDE) to The Dow Chemical Company; and operating income of $47 related to certain assets that were disposed of on June 30, 2005. The gain is partly offset by a charge of $34 related to the shutdown of an U.S. manufacturing facility.

[d]	Reflects a net gain from the disposition of four equity affiliates associated with the separation of Textiles & Interiors, partly offset by other separation costs.

2004 includes the following pretax charges:

Agriculture & Nutrition [a,b]	$(28)
Coatings & Color Technologies [a,b,c]	(96)
Electronic & Communication Technologies [a,b,d]	(175)
Performance Materials [a,b,e]	(341)
Safety & Protection [a,b,f]	(70)
Textiles & Interiors [a,g]	(657)
Other [a,b,h]	(103)

$(1,470)

[a]	Includes a benefit of $22 which reflects changes in estimates related to 2004 and prior years’ restructuring programs in the following segments: Agriculture & Nutrition — $2; Coatings & Color Technologies — $4; Electronic & Communication Technologies — $2; Performance Materials — $1; Safety & Protection — $1; Textiles & Interiors — $10; and Other — $2.

[b]	Includes charges of $312 to provide severance benefits for approximately 2,700 employees in the following segments: Agriculture & Nutrition — $30; Coatings & Color Technologies — $64; Electronic & Communication Technologies — $42; Performance Materials — $51; Safety & Protection — $29; and Other — $96.

[c]	Includes a charge of $36 to provide for an automotive refinish litigation settlement.

[d]	Includes charges of $108 associated with the proposed settlement of the PFOA class action litigation in West Virginia; and $27 to reflect an other than temporary decline in the value of an investment security.

[e]	Includes a charge of $268 to provide for anticipated losses associated with DDE antitrust litigation matters and a charge of $23 related to the shutdown of manufacturing assets at a U.S. facility.

[f]	Includes a charge of $42 related to the impairment of certain European manufacturing assets.

[g]	Includes a charge of $667 consisting of an agreed upon reduction in sales price; settlement of working capital and other changes in estimates market value. associated with the sale of INVISTA to Koch; an increase in the book value of net assets sold and additional separation costs; and a write-down of an equity affiliate to fair

[h]	Includes a charge of $29 to write off abandoned technology and a benefit of $20 from insurance proceeds related to Benlate® litigation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

April 4, 2007